EXHIBIT 99.1

Independent Auditor’s Report

The Board of Directors
PDI, Inc.:

We have audited the accompanying statements of revenues and direct expenses of the Acquired Property from Asuragen, Inc. for the years ended December 31, 2013 and 2012, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above presents fairly, in all material respects, the revenues and direct expenses of the Acquired Property from Asuragen, Inc. for the years ended December 31, 2013 and 2012 in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

The accompanying statements of revenues and direct expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of PDI, Inc. as described in note 2 and are not intended to be a complete presentation of the results of operations. Our opinion is not modified with respect to this matter.

/S/ BDO USA, LLP

October 29, 2014

 See accompanying notes to financial statements.

ACQUIRED PROPERTY
(Property of Asuragen, Inc.)

Notes to Financial Statements

Years Ended December 31, 2013 and 2012 and Six Months Ended June 30, 2014 and 2013

(Amounts in thousands)

Note 1 -	Background

On August 13, 2014, PDI, Inc. (the “Company”), through its wholly-owned subsidiary Interpace Diagnostics, LLC (“Interpace”), consummated an agreement (the “Agreement”) to acquire miRInform® Thyroid and Pancreas cancer diagnostic tests, other tests in development for thyroid cancer, associated intellectual property and a biobank with more than 5,000 patient tissue samples (the “Acquired Property”) from Asuragen, Inc. (“Asuragen”) the “Transaction”). On August 13, 2014, the Company executed a Guaranty in favor of Asuragen, guaranteeing the payment and performance obligations of Interpace under the Agreement (the “Guaranty”).

Under the terms of the Agreement, the Company paid $8.0 million at the August 13, 2014 closing of the Transaction and will be obligated to pay an additional $0.5 million to Asuragen upon the successful completion by Asuragen of certain transition service obligations set forth in a transition services agreement, entered into by Interpace and Asuragen concurrently with the Agreement (the “Transition Services Agreement”) concurrently with the Agreement. In addition, under the Agreement, the Company will be obligated to make a milestone payment of $0.5 million to Asuragen upon the earlier of the launch of a miRInform® Pancreas product or February 13, 2016, and to pay royalties of 5.0% on the future net sales of the miRInform® Pancreas diagnostics product line for a period of ten years following a qualifying sale, 3.5% on the future net sales of the miRInform® Thyroid diagnostics product line through August 13, 2024 and 1.5% on the future net sales of certain other thyroid diagnostics product lines for a period of ten years following a qualifying sale.

Pursuant to the terms of the Agreement, Asuragen agreed to certain restrictions on their ability to conduct, enter into or otherwise support a business that sells or supports diagnostic tests, or performs other services, relating to the diagnosis of thyroid and pancreatic cancer. The Agreement also contains customary representations, warranties and covenants of the Company and Asuragen. Subject to certain limitations, the parties will be required to indemnify each other for damages resulting from breaches of the representations, warranties and covenants made in the Agreement and certain other matters.

Pursuant to the terms of the Transition Services Agreement, Asuragen will provide the Company with training, technical, bioinformatics and validation support, testing and other transition related services and support for a period of 90 days. As discussed above, the Company will be obligated to pay an additional $0.5 million to Asuragen upon the successful completion by Asuragen of its transition service obligations. The Company will also be obligated to reimburse Asuragen for certain expenses incurred in connection with the performance of Asuragen’s transition services. Subject to certain limitations, the parties will be required to indemnify each other for damages resulting from breaches of the Transition Services Agreement and certain other matters.

On August 13, 2014, Interpace and Asuragen also entered into an agreement by which Asuragen will supply the Company with cellular RNA preservation solution (RNARetain®) (the “Supply Agreement”). The term of the Supply Agreement is until August 13, 2024 for miRInform® Thyroid, a period of ten years following a qualifying sale of miRInform® Pancreas and a period of ten years following a qualifying sale of certain other thyroid diagnostics product lines, and thereafter automatically renews for successive 12-month periods unless either party provides notice of non-renewal at least 12 months in advance of the beginning on the next renewal period.

In connection with the Transaction, on August 13, 2014, Interpace entered into license agreements with Asuragen by which Interpace and the Company obtained a license to (i) patents and know-how relating to miRInform® Thyroid and Pancreas cancer diagnostic tests and other tests in development for thyroid cancer (the “License Agreement”) and (ii) sell diagnostic tests and perform certain services relating to thyroid cancer (the “CPRIT License Agreement”). No royalty or other payments or fees are payable under the License Agreement. Under the CPRIT License Agreement, the Company is obligated to pay 5% of net sales on sales of diagnostic tests and the performance of services relating to thyroid cancer, subject to a maximum deduction of 1.5% for royalties paid to third parties. Both of the License Agreement and the CPRIT License Agreement continue until terminated by (i) mutual agreement of the parties or (ii) either party in the event of material breach of the respective agreement by the other party.

Note 2 -	Basis of Presentation

The Company believes that according to the guidance of Article 11 of Regulation S-X, the Acquired Property meet the definition of a “business,” and exceeds the conditions of significance set forth in Rule 1-02(w) of Regulation S-X at the 40% level, but less than the 50% level, which requires inclusion in the Form 8-K audited financial statements of the acquired business for two years pursuant to the requirements of Rule 3-05 of Regulation S-X as well as unaudited financial statements for the applicable interim periods.

The accompanying interim statements of revenues and direct expenses for the six months ended June 30, 2014 and 2013 have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and the rules and regulations of the SEC for interim financial statements. The interim statements reflect all adjustments consisting of normal, recurring adjustments that are necessary for a fair presentation of the results of operations for the interim periods presented. Interim results are not necessarily indicative of results for a full year.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission under Rule 3-05 of Regulation S-X. Historically, complete financial statements have never been prepared for the Acquired Property. Asuragen, Inc. did not maintain the products as a stand-alone business, division or subsidiary, and therefore it is impractical to prepare stand-alone or full carve-out financial statements for the property acquired. The statements of revenues and direct expenses of the Acquired Property have been prepared in conformity with U.S. generally accepted accounting principles and have been derived from the operating activities directly attributed to the Acquired Property from Asuragen’s books and records. The statements of revenues and direct expenses does not purport to reflect all the costs, expenses, and cash flows that would have been associated had the Acquired Property been operated as a stand-alone, separate entity. No allocation has been made for corporate overhead, interest or income tax expenses. The statements of revenues and direct expenses may not be indicative of the operating results going forward or for changes in the business that may be made by the Company. Statements of assets acquired and liabilities assumed are not being presented because Asuragen’s U.S. Generally Accepted Accounting Principles carrying value of the Acquired Property is immaterial and the Company did not assume any of Asuragen’s liabilities. As a result, cash flows for the Acquired Property are not available or practicable.

Note 3	- Summary of Significant Accounting Policies

(a) Revenue Recognition

Revenue is generated from providing diagnostic test services. Test services are complete upon the processing, review and approval of test results. For all services performed, the following revenue recognition criteria must be met before revenue may be recognized: persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; fees are fixed or determinable; and collectability is reasonably assured.

Persuasive evidence of an arrangement is considered to exist and delivery has occurred upon the processing, review approval and delivery of the test results. The fixed and determinable nature of the fees and collectability of those fees requires significant judgment. For services provided under contracted reimbursement coverage, fees are fixed or determinable and collectability is reasonably assured upon the processing, review, approval and delivery of the test results and are therefore recognized as revenue on an accrual basis. In the absence of contracted reimbursement coverage or enforceable legal right, thus when fees are not fixed or determinable and collectability is not reasonably assured, revenue is recognized based upon the amount of payments irrevocably received.

(b)	Direct Expenses

Direct Expenses are costs that directly relate to the Acquired Property as well as an allocation of costs that can be directly associated with the Acquired Property. Direct expenses include selling and marketing activities, including compensation and related costs; royalties under license agreements; and professional fees. Direct expenses allocated to the Acquired Property include rent, utilities and other facility related costs. The allocations of such costs are based on the square footage of the space occupied by the Acquired Property as compared to the square footage of the entire Asuragen facility.

(c)	Other costs

Certain costs representing centralized services, including back-office and administrative support, that are not directly associated with the Acquired Property are not included in the statement of revenues and direct expenses because they either do not apply to the Acquired Property or are subjective in nature and would not be relevant to investors given the differences between Company’s corporate structure and the allocation method used by Asuragen.

Note 4 – Subsequent Events

The Company has evaluated subsequent events through October 29, 2014, the date the financial statements were issued, and is not aware of any subsequent events to disclose or to be recorded in the statements of revenues and direct expenses, other than the acquisition of the Acquired Property, as discussed above.